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                                                                 Exhibit 10.3.1



                  AGREEMENT FOR PURCHASE AND SALE OF A VESSEL


         THIS AGREEMENT FOR THE PURCHASE AND SALE OF A VESSEL (hereafter "Agreement") is made and entered into as of the 30th day of October, 1999, by and between EUROPA STARDANCER CORPORATION, a Delaware corporation (hereinafter referred to as "Seller"), and Seven Star Charters, Inc., a Georgia corporation (hereinafter referred to as the "Buyer").


                                  WITNESSETH:

         WHEREAS, the Seller and/or its parent company, Europa Cruises Corporation, and/or its subsidiaries, own, inter alia, four vessels and other property and operate gaming businesses in various locations in Florida; and

         WHEREAS, the Seller desires to sell a single U. S. registered vessel, registry number 658165, known as the M/V Stardancer (the "Vessel") which currently operates out of Myrtle Beach, South Carolina, together with certain equipment which is owned by Seller and used on said Vessel, subject to the terms, conditions and provisions contained herein; and

         WHEREAS, the Buyer has leased the Vessel since January 1, 1999 and desires to purchase the Vessel and that equipment on the Vessel owned by Europa subject to the terms, conditions and provisions contained herein.

         NOW, THEREFORE, for and in consideration of the mutual covenants herein contained, together with other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto do agree as follows:

1. RECITALS. The above recitals are true and correct and are incorporated herein by reference.

2.       PURCHASE AND SALE OF VESSEL

         (a) Seller agrees to sell, transfer, convey and deliver to Buyer, and Buyer agrees to purchase from Seller, that Vessel commonly known as the M/V Stardancer and any equipment thereon owned by Seller on the Closing Date (as hereinafter defined) for the consideration set forth in this Agreement.

         (b)      Casinos Austria Gaming Equipment

         The parties acknowledge that Seller leases and does not hold title to certain slot machines previously leased with the Vessel. The parties agree that the slot machines leased with the Vessel are leased by Seller from Casinos Austria Liegenschaftsverwaltung-Und Leasing, Gesmbh. ("Casinos Austria"). Upon Closing, Seller shall use a portion of the proceeds of the Purchase Price paid by Buyer to pay Casinos Austria for the purchase of slot machines from Casinos Austria. Title to same shall be conveyed to Buyer as soon after Closing as is reasonably possible, by execution and delivery of a Bill of Sale in the form attached hereto as Exhibit B. Title may not be conveyed until the full sum due from Seller to Casinos Austria is paid in full.


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         (c)      It is understood and agreed by the parties that other than as is explicitly provided herein, Seller is not selling or conveying to Buyer any other Vessel, business or assets owned or used by Seller, by its parent, Europa Cruises Corporation, or by any affiliate or subsidiary of Seller and/or its parent.

4.       ASSUMED LIABILITIES.

         Assumption of Contracts by Buyer. Upon Closing, Buyer will assume all rights, obligations and liabilities of the Seller under the contracts entered into by Seller in the regular course of business that remain executory with respect to the Vessel, including:

         (a) Contract for use and service of ComCheck and Smart Check equipment, if any;

         (b) Contract for placement and maintenance of ATM machine; if any.

         Assumption of Vessel and Business Liabilities. Upon Closing, Buyer will assume all rights, obligations and liabilities arising out of or relating to Buyer's ownership and/or operation of the Vessel since January 1, 1999 subject to (i) the Seller's agreement to indemnify the Buyer against pre-leasing obligations and liabilities incurred prior to January 1, 1999, and
(ii) the Buyer's agreement to indemnify the Seller against post-leasing obligations and liabilities incurred since January 1, 1999.

5.       PURCHASE PRICE AND TERMS.

         (a)      The purchase shall be upon the following terms:

                  (i)      TOTAL PURCHASE PRICE            $ 1,800,000

         (b)      The purchase price will be allocated as follows:

                  (i)      M/V Stardancer                  $ 1,750,000

                  (ii)     Furniture, Fixtures, Equipment
                           and Inventory                   $    50,000

                           TOTAL PURCHASE PRICE:           $ 1,800,000


The parties agree to use the above allocation for purposes of filing their local, state and federal income tax returns.

         (c) Payment of Purchase Price. The full amount of the Purchase Price shall be paid to the Seller in full in cash or good certified checks in the amount of One Million, Eight Hundred Thousand Dollars ($1,800,000) in two payments to be made by 5:00 eastern standard time on or before the following dates:

                  November 5, 1999: $900,000.00

                  December 5, 1999: $900,000.00



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The $900,000 paid on or before November 5, 1999 will be deposited in escrow with First Union National Bank of Florida to be held as a nonrefundable deposit until Closing. Closing will take place on or before December 5, 1999, at which time the remaining $900,000 will be paid by Purchaser to Seller.

The parties agree that the Purchaser remains indebted to the Seller for insurance payments due to Seller under that Charter Agreement dated December 28, 1998 in the amount of $8,000 per month from January 1, 1999 through the date of Closing. This amount is due and payable at Closing. The parties further agree that in the event of any claim arising out of the operation of the Vessel from January 1, 1999 through Closing, the Purchaser remains responsible for payment of the lesser of the actual expenses or insurance-related deductibles set forth under each insurance policy then in effect under that Charter Agreement dated December 28, 1998.

The parties further agree that they are entitled to no offsets, credits or refunds arising out of any prior transaction between the parties, including that Charter Agreement dated December 28, 1998.

6.       INSPECTION PERIOD

         The parties agree that, inasmuch as the Purchaser has been operating the Vessel since approximately January 1, 1999 and is in possession of the Vessel and is aware of its condition, that there is no need for any pre-closing inspection period prior to closing.

7.       CLOSING.

         (a) Financing. The Buyer has represented to Seller that it has obtained financing on terms acceptable to Buyer in the amount of $1,800,000.

         (b)      Closing.

                  (i) Closing Date. The closing of this transaction (the "Closing") shall occur on or before Sunday, December 5, 1999 (the "Closing Date"), unless otherwise agreed by the parties in writing, at the office of________________, at __________ , Florida. Closing shall be effective as of 12:01 a.m. on the Closing Date. In the event that Buyer fails for any reason to close on the Closing Date, Seller shall be deemed to have elected to terminate this Agreement and shall be entitled to sell the Vessel, subject to any then-existing Purchaser's lease rights, to any other Purchaser without further obligation or notice to the Buyer. In the event that Buyer fails for any reason to close on or before the Closing Date, the $900,000 tendered towards the purchase price on or before November 5, 1999 will be forfeited to Seller.

                  (iii)    Deliveries at Closing.

                           A.       Title. Seller shall, at Seller's expense,
convey title to the Vessel at Closing or as soon thereafter as is possible. The parties understand that certain entities have liens on the Vessel and must release said liens prior to transfer of title. These include:

                  First Union National Bank of Florida

                  Florida Department of Revenue

                  Internal Revenue Service



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                           B.       Closing Documents. Seller and Buyer agree
to execute all documents as may reasonably be required to transfer the Vessel and equipment owned by Europa thereon in accordance with the provisions hereof including, without limitation:

                                     1.       a Bill of Sale for the Vessel in
the form of Exhibit A attached hereto

and such other documents and instruments as may be necessary or appropriate for the consummation of the transaction contemplated herein.

         (f) Title to and Delivery of Vessel and Acquired Assets: Risk of Loss. Upon payment of the purchase price at closing, Buyer shall have title to and possession of the Vessel and acquired assets. Any risk of loss or destruction shall pass to Buyer at Closing. Buyer will take possession of the Vessel as Owner of the Vessel at the Vessel's then location immediately following Closing pursuant to this Agreement.

         (e) Hired Employees. Prior to the Closing Date, Buyer agrees to offer employment to at least two-thirds of Seller's employees (the "Hired Employees") for a minimum of sixty (60) days commencing on the Closing Date, during which period Buyer shall evaluate the feasibility of the continued employment of the Hired Employees. Seller shall terminate the Hired Employees as of the Closing Date. Seller shall pay the cost of any compensation, severance or other benefits which may be payable through the Closing Date to Seller's employees, including the Hired Employees, or to such other persons as shall claim compensation, severance or other benefits in connection with the consummation of the transactions contemplated hereunder. Buyer shall pay the cost of any compensation, severance or other benefits which may be payable after the Closing Date to the Hired Employees

9.       POST-CLOSING OBLIGATIONS.

         (a) Transfer of Licenses. Seller shall cooperate with Buyer and take all reasonable steps necessary for the transfer to Buyer of all transferable licenses and permits necessary for the ownership and operation of the Vessel.

         (b) Buyer to Pay Taxes on Purchase Price. The purchase price of the Vessel and the Acquired Assets does not include any sales or use tax. Buyer acknowledges that payment of these taxes is Buyer's obligation and that all required tax returns will be filed and all taxes due will be remitted to the appropriate tax authority when due. Buyer will indemnify and hold Seller harmless from any liability for sales or use tax arising out of this purchase and sale transaction and for any and all expenses incurred by Seller, including attorneys' fees, should Buyer fail to pay taxes when due.



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         (c)      Seller to Pay Broker's Commissions. The Seller warrants to
Buyer that Seller has not engaged or retained the services of a broker regarding this Agreement except as follows and that in the event a broker shall claim a commission due with regard to this Agreement on account of the Seller, Seller shall protect, save harmless and indemnify Buyer from and against any claim brought by said broker, whether founded or unfounded:

                   (i) The Seller has agreed to pay a commission equal to three percent of the Purchase Price (3% of $1,800,000) or a commission in the amount of Fifty Four Thousand Dollars ($54,000) upon receipt of the full purchase price at closing to:

                           Coastal Passenger Vessels, LTD., LLP
                           9363 Shady Lane Circle
                           Houston, Texas 77063

         The Buyer warrants to Seller that Buyer has not engaged or retained the services of a broker regarding this Agreement and that in the event a broker shall claim a commission due with regard to this Agreement on account of the Buyer, Buyer shall protect, save harmless and indemnify Seller from and against any claim brought by said broker, whether founded or unfounded.

10. SELLER'S REPRESENTATIONS, WARRANTIES AND COVENANTS. The Seller represents, warrants and covenants to the Buyer the following:

         (a) Authority. Seller is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware. This Agreement and the transactions contemplated hereunder have been duly authorized by the Board of Directors of the sole shareholder of the Seller, Europa Cruises Corporation, and constitute the valid and binding obligation of the Seller.

         (b) Sole Ownership. Seller is the sole owner of the Vessel and has the full right and power to sell and transfer it.

         (c) Liens on Vessel. The Vessel will be transferred free from any security interest, lien or encumbrance, other than those of First Union National Bank of Florida, the Internal Revenue Service, and the Florida Department of Revenue. The Seller has been informed that the foregoing liens shall be released by the foregoing at Closing or within a reasonable period of time following Closing upon payment of certain sums out of the proceeds of the sale.

         (d) No Suits, Judgments. Etc. Seller has no knowledge of any unsatisfied judgments against the Vessel nor does Seller have any knowledge of any suits pending against the Vessel.

11. BUYER'S REPRESENTATIONS, WARRANTIES AND COVENANTS. Buyer represents and warrants to the Seller that:



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         (a)      Authority. Purchaser is a corporation duly organized, validly existing, and in good standing under the laws of the State of ___________. This Agreement and the transactions contemplated hereunder have been duly authorized by all necessary action of the Purchaser, and constitute the valid and binding obligation of the Purchaser.

         (b) No Reliance. Seller has not made any representations to the condition of the Vessel or as to the past or present earnings or the prospects of future earnings of the Vessel and Buyer has not relied upon any such representations by Seller or others.

         (c) Adequate Opportunity for Inspection. Prior to signing this agreement, Buyer has been afforded adequate opportunity to inspect the Vessel and all equipment, fixtures, assets and inventory conveyed and has had the opportunity to ascertain to its satisfaction the physical condition of the Vessel and equipment thereon and the acquired assets.

13.      INDEMNIFICATION.

         (a) Seller's Indemnification. Seller agrees to indemnify Buyer, its shareholders, officers and directors and their respective successors, heirs and assigns, and hold Buyer and them harmless from and against claims of any nature relating to Seller's operation of the Vessel prior to leasing the Vessel to Seven Star Charters, Inc. on January 1, 1999.

         (b) Buyer's Indemnification. Buyer agrees to indemnify Seller, its shareholders, officers and directors and their respective successors, heirs and assigns, and hold Seller and them harmless from and against claims of any nature relating to the Vessel and/or operation of the Vessel as of January 1, 1999.

13.      MISCELLANEOUS.

         (a) Time is of the Essence. Time is of the essence of this agreement.

         (b) Condition of the Vessel. The Buyer acknowledges that Seller has made no representations or claims as to the condition of the Vessel or equipment or acquired assets which are the subject of this agreement.

         SELLER SPECIFICALLY DISCLAIMS ANY WARRANTIES, EXPRESS OR IMPLIED, AND ANY WARRANTIES AS TO THE PHYSICAL OR MECHANICAL CONDITION OF THE VESSEL. BUYER ACKNOWLEDGES THAT BUYER IS PURCHASING THE VESSEL "AS IS." ALL IMPLIED WARRANTIES, INCLUDING THE IMPLIED WARRANTY OF MERCHANTABILITY, OR FITNESS FOR A PARTICULAR PURPOSE, ARE HEREBY DISCLAIMED. IT IS EXPRESSLY UNDERSTOOD THAT THE VESSEL IS SOLD "AS IS."



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         (c)      Expenses of Sale. Each party shall be responsible for its own closing costs. Seller's expenses shall include preparation of the bills of sale, preparation of Seller's instruments for the transfer of the Vessel and attorney's fees. Buyer's expenses shall include all financing and closing costs, all costs of registering the Bill of Sale with the United States Coast Guard, preparation of any notes and liens hereunder, preparation of Buyer's instruments for the transfer of the Vessel and Buyer's attorney's fees.

         (d) Default. If either the Buyer or Seller refuses to complete the transaction at the time and place set for Closing, the aggrieved party shall be entitled to all remedies provided under this Agreement and to seek all relief available to it in law or equity or both.

         (e) Notice. Any and all notices required or contemplated hereunder shall be provided by delivery via Federal Express and via facsimile to the following:


As to Seller:

EuropaStardancer Corporation
c/o Deborah A. Vitale
1013 Princess Street
Alexandria, Virginia 22314
Tel: 703-683-6800
Fax: 703-683-6816

and to:

Deborah A. Vitale, President
Europa Stardancer Corporation
150-153rd Avenue
Suite 200
Madeira Beach, Florida 33708
Tel: 727-393-2885
Fax: 727-319-9125

As to Buyer:

Sam Gray, President
Seven Star Charters, Inc.
1180 Highway 17
Little River, South Carolina 29566
Tel: 843-280-7731
Facsimile: 843-280-4860



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         (f)      Governing Law. This Agreement shall be governed by the laws of the State of Florida and shall be enforced only in a court of competent jurisdiction in Pinellas County, Florida.

         (g) Severance. The invalidity or unenforceability of any portion of this Agreement shall in nowise affect the remaining provisions and portions hereof.

         (h) Binding Effect. This agreement shall bind the successors, heirs and assigns of the parties hereto.

         (i) Captions. The paragraph captions used throughout this agreement are for the purpose of reference only and are not to be considered in the construction of this agreement or in the interpretation of the rights or obligations of the parties hereto.

         (j) Entire Agreement. This Agreement supersedes all prior agreements and oral discussions and constitutes the entire agreement between the parties as to the matters herein contained and the agreement shall not be modified in any respect except by an amendment in writing signed by all parties hereto.

          IN WITNESS WHEREOF the parties have caused this instrument to be executed as of the date first above written.


SELLER:

EUROPA STARDANCER CORPORATION


By:
   ----------------------------------
        Deborah A. Vitale, President

Date:
     --------------------------------



BUYER:

SEVEN STAR CHARTERS, INC.

By:
   ----------------------------------
        Sam Gray, President

Date:
     --------------------------------



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